EXHIBIT 23.1

PRICEWATERHOUSECOOPERS LETTERHEAD
______________________________________________________________________________

                                                          PricewaterhouseCoopers
                                                             Dai Nagoya Building
                                                    3-28-12, Meleki, Nakamura-ku
                                                          Nagoya, 450-8565 Japan
                                                        Telephone 81-52-551-3001
                                                        Facsimile 81-52-551-3005

July 21, 2003


Mr. Takeshi Suzuki
Managing Officer
Toyota Motor Corporation
1, Toyota-cho, Toyota
Aichi, 471-8571


Dear Mr. Suzuki:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 26, 2002 relating to the financial statements, which appears in the Form 20-F of Toyota Motor Corporation.


Yours very truly,


/s/ PRICEWATERHOUSECOOPERS